UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) June 13, 2013

eHealth, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33071	56-2357876
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

440 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices) (Zip code)

(650) 584-2700

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

eHealth, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) on June 13, 2013. A total of 18,724,676 shares of the Company’s common stock were represented at the Annual Meeting in person or by proxy, or 96.22% of the total shares entitled to vote.

Summarized below are the final voting results for each proposal submitted to a vote of the stockholders at the Annual Meeting:

Proposal 1 – Election of Directors. Our stockholders voted to re-elect two Class I directors, Scott N. Flanders and Michael D. Goldberg, to serve for terms of three years and until their respective successors are duly elected and qualified, subject to earlier resignation or removal, with voting results as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Scott N. Flanders	17,693,061	84,668	946,947
Michael D. Goldberg	17,171,432	606,297	946,947

Proposal 2 – Ratification of the Appointment of Independent Registered Public Accounting Firm. Our stockholders voted to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 with voting results as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
18,181,978	542,698	0	0

Proposal 3 – A Non-Binding, Advisory Vote With Respect To the Compensation of the Named Executive Officers. Our stockholders approved the compensation of our chief executive officer, chief financial officer and our other executive officers (collectively referred to as our “Named Executive Officers”) with voting results as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
17,693,183	84,516	30	946,947

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EHEALTH, INC.

By:	/s/ Stuart M. Huizinga
Stuart M. Huizinga Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: June 17, 2013